UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 19, 2007
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	0-28388 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On July 19, 2007 Vincent Hillesheim Chairman of CNB Corporation (“Corporation”) announced that, effective December 31, 2007, James C. Conboy, Jr., will retire from the positions of President & Chief Executive Officer of CNB Corporation and its wholly owned subsidiary Citizens National Bank (“Bank”). Mr. Conboy will remain in his current position on the board of both organizations as well as assuming the position of Senior Advisor.
(c) Upon Mr. Conboy’s retirement Susan Eno will assume the positions vacated by Mr. Conboy. Ms. Eno, age 53, has been an officer of the Corporation since 1996 and an employee of the Bank since 1971. She has been in her current position for more than 10 years. The board of directors of the Bank appointed Ms. Eno to the Bank’s board at its July 12, 2007 meeting.
ITEM 8.01. Other Events
On July 19, 2007, CNB Corporation issued a quarterly shareholder brochure in which it announced earnings for the second quarter of 2007.
A copy of the information contained in the Corporation’s brochure is attached hereto as Exhibit 99 and is hereby incorporated by reference into this Form 8-K, and made a part hereof.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
Exhibit 99 Quarterly brochure of CNB Corporation dated July 18, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ James C. Conboy, Jr.
James C. Conboy, Jr.
President and Chief Executive Officer

Dated: July 19, 2007